EXHIBIT 5.1

Alston&Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424

404-881-7000
Fax: 404-881-4777
www.alston.com

July 30, 2010

Equifax Inc.
1550 Peachtree Street, N.W.
Atlanta, Georgia 30309

Re:	Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 30, 2010

Ladies and Gentlemen:

We have acted as counsel to Equifax Inc., a Georgia corporation (the “Company”), in connection with the filing of the above-referenced registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”):

(i)	senior debt securities of the Company (the “Senior Debt Securities”);

(ii)	subordinated debt securities of the Company (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”);

(iii)
shares of the Company’s preferred stock, par value $0.01 per share, with such preferences and other terms as determined in accordance with the Company’s Amended and Restated Articles of Incorporation , as such may be further amended and/or restated (the “Preferred Stock”);

(iv)	shares of the Company’s common stock, par value $1.25 per share (the “Common Stock”); and

(v)	warrants to purchase any of the securities described in clauses (i) - (iv) above (collectively, the “Warrants”).

The Registered Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement, as it may be amended from time to time.

Each series of Debt Securities is to be issued pursuant to an indenture, as amended or supplemented from time to time, relating to the Debt Securities between the Company and a trustee to be appointed by the Company; each Warrant is to be issued pursuant to a warrant agreement; and each such indenture or warrant agreement is to be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference.

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

July 30, 2010

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, resolutions adopted by the Board of Directors of the Company (which term, as used elsewhere in this opinion letter, includes duly authorized committees of the Boards of Directors), the forms of indentures filed as Exhibits 4.6 and 4.7 to the Registration Statement, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinions will be based) of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

We have assumed with your permission that (i) all Registered Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with the applicable authorization and approval by the Board of Directors; (ii) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock authorized and available for issuance; (iii) Registered Securities issuable upon conversion, exchange or exercise of any Registered Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (iv) the terms of any Debt Securities and of the offering and sale thereof will be in conformity with the applicable indenture and will not result in a default under or a breach of any agreement or instrument binding on the Company or a violation of any applicable law or order, restriction or condition imposed by any court or governmental agency or body; and (v) to the extent applicable, a definitive purchase, underwriting or similar agreement with respect to any Registered Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.  Further, to the extent that the obligations of the Company under any indenture or warrant agreement may depend upon such matters, we have assumed with your permission that at the time of execution thereof: (vi) the applicable trustee or warrant agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (vii) the trustee or warrant agent will have the requisite organizational and legal power and authority to perform its obligations under the indenture or warrant agreement, as applicable; (viii) the indenture or warrant agreement will have been duly authorized, executed and delivered by the Company and by the trustee or warrant agent, as applicable, and will constitute the valid and binding obligation of the trustee or warrant agent, as applicable, enforceable against the trustee or warrant agent, as applicable, in accordance with its terms; and (ix) the trustee or warrant agent will be in compliance, with respect to acting as a trustee or warrant agent under the indenture or warrant agreement, as applicable, with all applicable laws and regulations.  Finally, we have assumed with your permission (x) the genuineness of all signatures and the legal competence of all signatories; (xi) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (xii) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

Our opinions set forth below are limited to the laws of the State of Georgia.

July 30, 2010

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect any of our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.           When (a)  appropriate corporate action has been taken by the Company to authorize the form and terms of any series of Debt Securities to be offered and to approve the issuance and terms of the offering of the Debt Securities and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) if such Debt Securities are in certificated form, certificates representing the Debt Securities have been duly executed and registered by the Company, authenticated by the applicable trustee in accordance with the applicable indenture and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors for the Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally and to the limitation that the enforceability thereof (including by means of specific performance) may be subject to certain equitable defenses and to the discretion of the court before which proceedings may be brought, including traditional equitable defenses such as waiver, laches and estoppel; good faith and fair dealing; reasonableness; materiality of the breach; impracticability or impossibility of performance; and the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder (regardless of whether considered in a proceeding in equity or at law )(the “Bankruptcy and Equity Exception”).

2.           When (a) appropriate corporate action has been taken by the Company to designate the preferences, limitations and relative rights of any shares of Preferred Stock to be offered and to authorize and approve the issuance and terms of the offering of the shares of Preferred Stock and related matters and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, including the adoption of an amendment to the Amended and Restated Articles of Incorporation of the Company relating to such Preferred Stock (“Amendment”) and the filing of such Amendment with the Secretary of State of the State of Georgia, (b) such Amendment has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Georgia, (c) if such shares of Preferred Stock are in certificated form, certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (d) the Company has received the consideration approved by the Board of Directors of the Company therefor as provided in the applicable agreement (not less than the aggregate par value of the shares of Preferred Stock being issued), then, upon the happening of such events, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

July 30, 2010

3.           When (a) appropriate corporate action has been taken by the Company to authorize and approve the issuance and terms of any offering of shares of Common Stock and related matters and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) if such shares of Common Stock are  in certificated form, certificates representing such shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors of the Company therefor as provided in the applicable agreement (not less than the aggregate par value of the shares of Common Stock being issued), then, upon the happening of such events, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.           When (a)  appropriate corporate action has been taken by the Company to approve the issuance and terms of the offering of the Warrants, including the authorization of the warrant agreement and the underlying securities, and related matters so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) the warrant agreement has been duly executed and delivered by the Company and the warrant agent, and (c) certificates or other instruments or documents, if any, representing the Warrants have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, and (d) the Company has received the consideration approved by the Board of Directors therefor as provided in the applicable agreement, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company subject to the Bankruptcy and Equity Exception.

The opinions expressed above relating to the binding obligations and/or enforceability of the Debt Securities and the Warrants are also subject to the following:

(i)	The possible unenforceability of provisions requiring indemnification for violations of the securities laws;

(ii)
The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person's course of dealing, course of performance or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

(iii)	The effect of course of dealing, course of performance or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement;

(iv)	The possible unenforceability of provisions that determinations by a party or a party’s designee are conclusive or deemed conclusive in the absence of commercial reasonableness or good faith;

(v)	The possible unenforceability of provisions permitting modifications or amendments of an agreement only in writing; and

July 30, 2010

(vi)	The possible unenforceability of provisions that the provisions of an agreement are severable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ M. Hill Jeffries
M. Hill Jeffries, A Partner